UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2016

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01.	Other Events.

In light of the turmoil in financial markets following recent events overseas, and the expected continued volatility in financial markets, on June 28, 2016 Bridge Bancorp, Inc. (the “Company”) determined to cancel the previously announced redemption in full of its 8.50% Cumulative Convertible Trust Preferred Securities (“TPS”), liquidation amount $1,000 per preferred security, which redemption was to take place as of July 1, 2016. The Company has $16.0 million in aggregate liquidation amount of the TPS outstanding, which were issued in 2009. Holders of shares of TPS who elected to convert TPS into shares of Bridge Bancorp common stock will have the right to revoke their election.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.  Not applicable.

(b) Pro Forma Financial Information.  Not applicable.

(c) Shell Company Transactions.  Not applicable.

(d) Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRIDGE BANCORP, INC.

DATE: June 29, 2016	By:	/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer